AMENDMENT NO. 5 TO AMENDED AND RESTATED
MASTER TRUST AGREEMENT

This AMENDMENT NO. 5 TO AMENDED AND RESTATED MASTER TRUST AGREEMENT (“Amendment No. 5”) is made effective as of January 1, 2017 (“Amendment Effective Date”) by and between MoneyGram Payment Systems, Inc. (“MoneyGram”), a Delaware corporation with a principal place of business at 2828 N. Harwood, Dallas, TX 75201 and Wal-Mart Stores, Inc. (“Walmart”), a Delaware corporation, with a principal place of business at 702 SW 8th Street, Bentonville, AR 72716. MoneyGram and Walmart are collectively referred to in this Amendment No. 1 as the “Parties” and each individually as a “Party.

WHEREAS, MoneyGram and Walmart effective February 1, 2016 entered into that certain Amended and Restated Master Trust Agreement (as amended, “Agreement”), pursuant to which, among other things, MoneyGram appointed Walmart as its limited agent and authorized delegate for the sole purpose of offering and selling Services;

WHEREAS, MoneyGram and Walmart now desire to amend the Agreement as of the Amendment Effective Date as set forth in this Amendment No. 5;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the Parties agree as follows:

1.    Capitalized terms used in this Amendment No. 5 and not specifically defined in this Amendment No. 2 shall have the meaning set forth in the Agreement.

2.    Attachment E, “Multi-State Regulatory Addendum,” of the Agreement is deleted in its entirety and replaced by Attachment E, “Multi-State Regulatory Addendum to the Amended and Restated Master Trust Agreement,” that is attached to this Amendment No. 5 and incorporated into this Amendment No. 5 by this reference.

3.    Each Party acknowledges and agrees that each and every provision of this Amendment No. 5, including the recitals and any “whereas” clauses, is contractual in nature and binding on the Parties. Except as expressly set forth in this Amendment No. 5, nothing in this Amendment No. 2 will modify, alter or amend any provision or term of the Agreement.

IN WITNESS HEREOF, the Parties have caused this Amendment No. 5 to be executed by their fully authorized representatives as of the Amendment Effective Date.

WAL-MART STORES, INC.	MONEYGRAM PAYMENT SYSTEMS, INC.
By: /s/ Daniel J. Eckert	By: /s/ W. Alexander Holmes
Name: Daniel J. Eckert	Name: W. Alexander Holmes
Title: Senior Vice President, Walmart Services	Title: Chief Executive Officer

ATTACHMENT E

[Multi-State Regulatory Addendum to Amended and Restated Master Trust Agreement - Attached]

MoneyGram Last updated: 11/2016
Multi-State regulatory addendum TO the AMENDED AND RESTATED master trust agreement
This Multi-State Regulatory Addendum to the Amended and Restated Master Trust Agreement (the “Regulatory Addendum”) is hereby made a part of, and incorporated into, that certain Master Trust Agreement (the “Agreement”) by and between Trustee and MoneyGram Payment Systems, Inc. (“Company” or “MoneyGram”). This Regulatory Addendum updates and replaces any previous versions of a similar regulatory addendum executed by Trustee or otherwise made part of or incorporated into the Agreement. By performing money transfer transactions after the receipt of this Regulatory Addendum, Trustee and Company agree to be bound by its terms. In the event of any conflict between the Agreement and this Regulatory Addendum, the terms of this Regulatory Addendum shall control. Except as expressly amended, supplemented or modified by this Regulatory Addendum, the Agreement shall continue in full force and effect.
GENERAL
As required by the laws of the States and Territories in which Company is licensed to do business and as required by the Agreement, Trustee and Company expressly agree to the following:

1.	Trustee shall not authorize or appoint sub-agents or sub-delegates to sell or offer or perform money transfer services.

2.	Trustee acknowledges and agrees that it may be subject to supervision and regulation by certain state governmental authorities;

3.
Trustee hereby consents, with or without further prior notice, to examinations and/or inspections of its books, records and accounts by any authorized state governmental representative to the fullest extent allowed by law.

4.
Trustee acknowledges and agrees that state governmental authorities may suspend or revoke Trustee’s designation as an “authorized delegate”, “agent”,” authorized agent”, “authorized seller” or “authorized vendor”, or require Company to terminate Trustee’s designation as such;

5.
Trustee acknowledges and agrees that Trustee is under a duty to act only as authorized under the Agreement, and that if Trustee exceeds its authority under the Agreement the Agreement is subject to termination and Trustee may be subject to disciplinary action under applicable law;

6.	Trustee agrees to post any notice that is legally required or provided by Company or any governmental authority in the manner required by law.
By signing this Regulatory Addendum, Trustee acknowledges that it has received compliance information from Company; that it agrees to the terms set forth in this Regulatory Addendum as they apply to Trustee, regardless of the state in which it provides the Services; and that Trustee agrees to the individual regulatory requirements and additional terms set forth below of those states or territories in which Trustee operates as an authorized delegate of Company, but solely to the extent such regulatory requirements apply to an “Authorized Delegate”, “Agent”, “Authorized Agent”, “Authorized Seller”, or “Authorized Vendor”, as those terms are used in the applicable state statutes and regulations.

ALASKA REGULATORY RIDER

1.
The Authorized Delegate shall perform the Services in compliance with the Alaska Uniform Money Services Act, Alaska Statutes, Title 6, Chapter 55 (the “Act”), and any regulations adopted or orders issued thereunder, as amended from time to time.

2.
The Authorized Delegate certifies that it is familiar with, and agrees to operate in full compliance with, the Act and 3 Alaska Administrative Code Chapter 13 including the requirements of Alaska Statutes § 06.55.301(b) for remission of money, the trust and other requirements of Alaska Statutes § 06.55.301(d), and the record maintenance requirements of Alaska Stat. § 06.55.405 and 3 Alaska Administrative Code Chapter 13.

3.	The Authorized Delegate acknowledges receipt of the written policies and procedures required under Alaska Stat. § 06.55.301(a).

CALIFORNIA REGULATORY RIDER

1.
The Agreement may contain a provision designating governing law as a state other than the State of California.  Notwithstanding the terms of the Agreement, the provisions of the California Money Transmission Act shall apply to the Agreement for Agents or Agent locations in the State of California and in the event of a conflict of laws, the provisions of the California Money Transmission Act shall prevail.

2.
MoneyGram appoints the Agent as its agent with authority to sell on behalf of MoneyGram payment instruments issued by MoneyGram or to conduct money transmission on behalf of MoneyGram. The Authorized Delegate shall perform the services in compliance with the Money Transmission Act, California Financial Code, Division 1.2 (the “Act”) and any regulations adopted or orders issued thereunder, as amended from time to time.

3.
The Agent shall make and keep accounts, correspondence, memorandums, papers, books, and other records as the Department of Business Oversight by regulation or order requires and preserves the records for the time specified by the regulation or order.

4.	The Agent acknowledges and agrees that:

(a)
all money or monetary value, less fees due agents provided for and expressly set forth in the written agreement, received by the Agent for money transmission on behalf of MoneyGram shall be trust funds owned by and belonging to MoneyGram the time when the money or an equivalent amount are remitted by the agent to the MoneyGram in accordance with Section 2060 of Chapter 4 of the California Financial Code.

(b)	all money must be remitted in accordance with the provisions of Cal. Fin. Code § 2000 et seq.

(c)	it agrees to be bound by any other provisions that the Commissioner may by regulation or order find to be necessary to carry out the provisions and purposes of this chapter.

5.
Agent agrees to update and amend its agreements with MoneyGram to accommodate any other provisions that the Commissioner may by regulation find to be necessary to carry out the provisions and purposes of the Act.

FLORIDA REGULATORY RIDER

1.	The Authorized Vendor shall report to MoneyGram, immediately upon discovery, the theft or loss of currency received for a transmission or payment instrument.

2.
The Authorized Vendor shall hold in trust all currency or payment instruments received for transmissions or for the purchase of payment instruments from the time of receipt by MoneyGram or the Authorized Vendor until the time the transmission obligation is completed.

3.
The Authorized Vendor shall not commingle the money received for transmissions accepted or payment instruments sold on behalf of MoneyGram with the money or property of the Authorized Vendor, except for making change in the ordinary course of the Authorized Vendor’s business, and ensure that the money is accounted for at the end of the business day.

HAWAII REGULATORY RIDER
The Authorized Delegate certifies that it is in compliance with the recordkeeping and reporting requirements under Title 31 United States Code Section 5311 et seq., 31 Code of Federal Regulations Part 1022, Section 1022.210, and other federal and state laws pertaining to money laundering.

ILLINOIS REGULATORY RIDER

1.
The Authorized Seller shall operate in full compliance with the laws of the State of Illinois and of the United States, including without limitation the Illinois Transmitters of Money Act (the “Act”), Illinois Compiled Statutes, Sections 657/1 - 657/105, and any rules and regulations issued thereunder, as amended from time to time.

2.
The Authorized Seller acknowledges and agrees that it holds in trust for MoneyGram from the moment of receipt the proceeds of any business transacted under the Act in an amount equal to the amount of proceeds due MoneyGram less the amount due the Authorized Seller. The funds shall remain the property of MoneyGram whether or not commingled by the Authorized Seller with its own funds. In the event MoneyGram’s license is revoked by the Director of Financial Institutions (the “Director”), all proceeds then held in trust by the Authorized Seller shall be deemed to have been assigned to the Director.

3.
The Authorized Seller shall upon discovery immediately report to MoneyGram the theft or loss of any payment instrument from MoneyGram or Authorized Seller in Illinois having a value in excess of $100 or an aggregate value of $1,000 in any 3 month period.

IOWA REGULATORY RIDER

1.
The Authorized Delegate agrees to operate in full compliance with the Iowa Money Services Act, Iowa Code Chapter 533C (the “Act”), and any regulations and orders issued thereunder, as amended from time to time.

2.
The Authorized Delegate acknowledges and agrees that it shall not provide Money services outside the scope of activity permissible under the Agreement between MoneyGram and the Authorized Delegate, except activity in which the authorized delegate is authorized to engage under Article 2 or 3 of the Iowa Uniform Money Services Act, Iowa Code Chapter 533C.

3.	The Authorized Delegate acknowledges and agrees that it holds in trust for the benefit of MoneyGram all money net of fees received from money transmission.

MICHIGAN REGULATORY RIDER

•	Authority to Conduct Examinations or Investigations (M.C.L.A. § 487.1021)
The Michigan Commissioner of the Office of Financial and Insurance Services (“Commissioner”) may examine your Agent location at any time, without any notice. This examination may be conducted with representatives of other departments or agencies of Michigan, agencies of another state, or the federal government.

•	Filing of Changed Information (M.C.L.A. § 487.1023)
You shall immediately contact MoneyGram if you or one of your employees is charged with or convicted of a felony.

•	Maintenance of Records (M.C.L.A. § 487.1025)
MoneyGram or any person subject to the Michigan Money Transmission Services Act shall maintain a copy of the following records for at least three years:

(a)	A record of each payment instrument from the date it was created;

(b)	A general ledger posted at least monthly containing all asset, liability, capital, income and expense accounts;

(c)	Bank statements and bank reconciliation records;

(d)	Records of outstanding payment instruments;

(e)	Records of each payment instrument paid within the 3 year period;

(f)	A list of the last known name and addresses of all of the MoneyGram’s Authorized Delegates.

(g)	Any other records the commissioner reasonably requires.
The records described above may be stored on any tangible medium or in any electronic or other medium that is immediately retrievable in perceivable form.

•	Agreements Between You and MoneyGram (M.C.L.A §§ 487.1033, 487.1034)

1.	As an Authorized Delegate of MoneyGram, you shall comply with the Michigan Money Transmission Services Act, Mich. Comp. Laws §§ 487.1001 - 1047, as amended and all other applicable law.

2.
You shall remit all monies owing to MoneyGram in accordance with the Agreement. “Remit” means to make direct payments of money to MoneyGram or its representative authorized to receive money or to deposit money in a depository financial institution in an amount specified by MoneyGram.

3.	If MoneyGram’s license is suspended or revoked you shall immediately cease providing money transmission services as an Authorized Delegate of MoneyGram upon notice of the suspension or revocation.

4.
You acknowledge and agree that you shall not provide money transmission services outside the scope of activity permissible under the Agreement, except activity in which you as an Authorized Delegate of MoneyGram is otherwise authorized to engage.

5.
You acknowledge and agree that, as an Authorized Delegate of MoneyGram, you hold all money received from providing money transmission services, reduced by any fees owed to you by MoneyGram, in trust for the benefit of MoneyGram.

•	Agent Conduct; Duties and Prohibited Activities (M.C.L.A. § 487.1034)
You shall not make any fraudulent or false statement or misrepresentation to a customer or MoneyGram or to the Commissioner. You shall provide money transmission services lawfully and in full accordance with MoneyGram’s operating policies and procedures provided to you. All funds received from the sale of a payment instrument, less fees, shall be held in trust for MoneyGram from the time you receive the funds until the funds are remitted to MoneyGram. You shall report to MoneyGram the theft or loss of a payment instrument within 24 hours after the theft or loss.

•	Suspension or Revocation of Agents (M.C.L.A. § 487.1041)
The Commissioner may order MoneyGram to bar you from being an Authorized Delegate of MoneyGram, if:
(1) you are convicted of violating a state or federal anti-money laundering statute or if you violate a rule or order issued under the Michigan Money Transmission Services Act;
(2) your competence, experience, character, or general fitness indicates that it is not in the public interest to permit you to provide money services; or
(3) MoneyGram does not remove you as an Authorized Delegate after the Commissioner issues and serves MoneyGram with an order that you have violated state law.

•	Criminal Penalties (M.C.L.A § 487.1042)
It is a felony to intentionally make a false statement, misrepresentation, or false certification in any record that you file or maintain under Michigan law, or intentionally make a false entry or omit a material entry in such a record. Such a felony may be punishable by imprisonment for not more than five years or a fine of not more than $100,000.00, or both.

•	Civil Penalties (M.C.L.A § 487.1046)
The Commissioner may assess a civil fine against any person that violates the Michigan Money Transmission Services Act, a related regulation or order issued by the Commissioner, or any other applicable state or federal law in an amount that does not exceed $10,000 per day for each day the violation continues, plus the state’s costs and expenses for the investigation and prosecution of the matter, including reasonable attorney fees.
Persons Engaged in Fraud or Money Laundering (M.C.L.A § 487.1047)
If the Commissioner determines that you have engaged in fraud or have been convicted of a criminal violation involving money laundering, the commissioner may serve you with an order prohibiting you from being an Authorized Delegate for MoneyGram. If the commissioner issues such an order, it will remain in effect until the order is stayed, modified, terminated or set aside by the Commissioner. If you are subjected to such an order, you may apply to the Commissioner after 5 years to terminate the order.

MASSACHUSETTES REGULATORY RIDER
All funds of clients deposited with a Licensee for transmittal to a foreign country shall be deposited in one or more trust accounts maintained at a federally insured bank. Said account(s) shall contain only those funds collected for transmittal.
Such Licensee may offset funds in the trust account(s), in order to effect the transmittal of funds to foreign countries in accordance with the directions of clients.

The Licensee shall maintain complete and accurate trust account records. The Licensee shall produce, upon request, all documents pertaining to trust account activity, including, but not limited to, bank statements, check stubs, cancelled, voided or unused checks, deposit tickets, and reconciliations or other comparable account records.

No person licensed as a foreign transmittal agency shall commingle money collected for transmission abroad from clients with its own funds or use any part of a client’s money in the conduct of the Licensee’s business

MISSOURI REGULATORY RIDER
Money order accounts must be dedicated and no funds commingled with other funds of the agent.

NEVADA REGULATORY RIDER
Money received from the sale or issuance of checks or for the purpose of transmission must not be commingled with the other assets of the licensee or his or her agents.

NEW YORK REGULATORY RIDER

1.
MoneyGram is licensed by the Superintendent of Banks of the State of New York (the “Superintendent”) to engage in the business of issuing and selling money orders denominated in United States currency and receiving money for transmission within this country and abroad pursuant to the provisions of Article XIII-B of the Banking Law.

2.
The Agent shall not act on behalf of the consumer as a courier for the transmission of money which activity requires licensing as a money transmitter, and any money orders sold in the State of New York may not be retained by the Agent but must be given to the purchasers of the instruments for their own delivery to the beneficiary.

3.
The Agent acknowledges and agrees that the Superintendent reserves the right to inspect, with or without prior notice to MoneyGram or the Agent or subagent, if any, the books and records of the Agent of MoneyGram, and that the expenses incurred by the Superintendent in making any such inspection shall be borne by MoneyGram.

4.
The Agent shall not sell any travelers check, money order or other money transmission instrument in the State of New York unless MoneyGram’s name shall clearly appear on the face of the instrument and MoneyGram shall not condition its engagement as obligor under the payment instrument upon the remittance of proceeds of sale from the Agent and subagent, if any.

5.
The Agent shall not sell any travelers check, money order or other money transmission instrument in the State of New York unless the Agent has provided the Superintendent with a written and irrevocable consent to examine, have access to, and retain copies of all of its books and records, wherever maintained, relating to these activities.

6.
The Agent acknowledges and agrees that it is under a duty to act only as authorized under the Agreement between MoneyGram and the Agent, and the Agent who exceeds such authority is subject to cancellation of this Agreement and may result in further disciplinary action against MoneyGram by the Superintendent.

7.
The Agent shall not sell or deliver money orders over-the-counter to the public or engage in the business of receiving money for transmission in a manner that would require the Agent to be licensed under Article XIII-B, Section 648 of the Banking Law, New York State Consolidated Laws. Section 648 provides that: § 648. Agents and subagents

A licensee may conduct its business at one or more locations within this state, as follows:

The business may be conducted through or by means of such agents and subagents as the licensee may from time to time designate or appoint, and in no event, shall the business of money transmission be conducted through a subagent.

(a)	No license under this article shall be required of any agent or subagent of a licensee except as provided in the following subsection.

(b)
An agent or subagent, other than a person expressly excepted from the application of this article, who sells or delivers the licensee`s checks over-the-counter to the public shall not be exempt from licensing under this article if such agent or subagent in the ordinary conduct of such business receives or at any time has access to (1) the licensee’s checks which, having been paid, are returned through banking channels or otherwise for verification or for reconciliation or accounting with respect thereto or (2) bank statements relating to checks so returned. No license under this article shall be required of an agent, including a general or managing agent, of a licensee who does not directly sell or deliver the licensee’s checks over-the-counter to the public.

NORTH CAROLINA RIDER

1.	MoneyGram appoints the Authorized Delegate to engage with authority to conduct money transmission on behalf of MoneyGram in North Carolina.

2.	Authorized delegates, in their capacity as agents of MoneyGram, are subject to the supervision and regulation by the Commissioner notwithstanding exemption from licensure.

3.
MoneyGram shall issue a certificate of authority for each location at which Trustee conducts licensed activities in the State of North Carolina and Trustee shall post such certificate in public view at each location. Each certificate shall state as follows: "Money transmission on behalf of MoneyGram Payment Systems, Inc. is conducted at this location pursuant to the North Carolina Money Transmitters Act, N.C.G.S. § 53-208.41”

PENNSYLVANIA RIDER

The Agent and MoneyGram agree to the following provisions as specified in Section 12 of 2015 PA H 850 (P.L. 2016-129, eff. Jan. 2, 2017) that:

1.	The Agent is acting on behalf of MoneyGram in providing money transmission services.

2.
The Agent and MoneyGram agree that the Agent is subject to the control of MoneyGram meaning that MoneyGram takes complete responsibility for the money being transmitted from the moment that an individual initiates the transmission of money with the Agent until the intended recipient receives the transmitted money,

3.	There is no risk of loss to the individual initiating the transaction if the Agent fails to remit the funds to MoneyGram.

4.	Receipt of funds by the Agent for MoneyGram products or services is deemed receipt of funds by MoneyGram.

5.
The Agent may not provide money transmission services outside the scope of activity permissible under the written agreement between the Agent and MoneyGram except to the extent that the Agent is licensed itself or acting as an agent for another person.

6.	Individuals doing business with the Agent are aware that the Agent is working on behalf of MoneyGram.

PUERTO RICO RIDER

1.
The Authorized Delegate certifies that it is familiar with and agrees to fully comply with all applicable state and federal laws, rules, and regulations pertaining to money transmission, including the Puerto Rico Act to Regulate Money Services Business, P.R. Laws, (Act No. 136 of 2010), the Bank Secrecy Act, the USA PATRIOT ACT and other money services laws and agrees to comply fully with such requirements.

2.
The Authorized Delegate shall remit all money owing to MoneyGram in accordance with the terms of the Agreement between MoneyGram and the Authorized Delegate and in accordance with § 3.7 of the Puerto Rico Act to Regulate Money Services Business.

3.
The Authorized Delegate shall prepare and maintain records as required by the Puerto Rico Act to Regulate Money Services Business or any rules adopted or orders issued thereunder or as reasonably requested by the Commissioner of Financial Institutions of Puerto Rico (‘Commissioner”).

4.	The Authorized Delegate acknowledges and consents to examination or investigation by the Commissioner.

5.
The Authorized Agent acknowledges and agrees that it is under a duty to act only as authorized under this Agreement, and that if the Authorized Agent exceeds such authority this Agreement is subject to cancellation by MoneyGram and the Authorized Agent is subject to disciplinary action by the Commissioner.

6.	The Authorized Delegate acknowledges receipt of the written rules and procedures required under § 3.8 of the Puerto Rico Act to Regulate Money Services Business.

TEXAS REGULATORY RIDER

1.
MoneyGram appoints the Authorized Delegate as MoneyGram's authorized delegate with the authority to conduct money transmission on behalf of MoneyGram in compliance with the Texas Regulation of Money Services Business, Chapter 151 of the Texas Finance Code, and any rules adopted or orders issued thereunder, as amended from time to time.

2.
MoneyGram and the Authorized Delegate acknowledge that the contract between them sets forth the nature and scope of the relationship between MoneyGram and the Authorized Delegate and the respective rights and responsibilities of the parties.

3.
The Authorized Delegate certifies that it is familiar with and agrees to fully comply with all applicable state and federal laws, rules, and regulations pertaining to money transmission, including the Texas Regulation of Money Services Business, Chapter 151 of the Texas Finance Code and any rules adopted or orders issued thereunder, relevant provisions of the Bank Secrecy Act and the USA PATRIOT ACT, and Chapter 271 and Chapter 278 of the Texas Finance Code.

4.
The Authorized Delegate shall remit all money owed to MoneyGram: (1) not later than the 10th business day after the date the Authorized Delegate receives the money; (2) in accordance with the contract between MoneyGram and the Authorized Delegate; or (3) as directed by the commissioner. The Authorized Delegate may remit the money at a later date if the Authorized Delegate maintains on deposit with an office of a federally insured financial institution located in the United States an amount that: (1) is in an account solely in the name of MoneyGram; and (2) for each day by which the period before the remittance exceeds 10 business days, is not less than the outstanding obligations of MoneyGram routinely incurred by the Authorized Delegate on a daily basis.

5.
MoneyGram shall hold in trust all money received for transmission directly or from the Authorized Delegate from the time of receipt until the time the transmission obligation is discharged.  A trust resulting from MoneyGram's actions is in favor of the persons to whom the related money transmission obligations are owed. The Authorized Delegate shall hold in trust all money received for transmission by or for MoneyGram from the time of receipt until the time the money is remitted by the Authorized Delegate to MoneyGram.  A trust resulting from the Authorized Delegate's actions is in favor of MoneyGram. The Authorized Delegate may not commingle the money received for transmission by or for MoneyGram with the Authorized Delegate's own money or other property, except to use in the ordinary course of the Authorized Delegate's business for the purpose of making change, if the money is accounted for at the end of each business day. If MoneyGram or the Authorized Delegate commingles any money received for transmission with money or other property owned or controlled by MoneyGram or the Authorized Delegate, all commingled money and other property are impressed with a trust as provided by section 151.404 of the Texas Finance Code in an amount equal to the amount of money received for transmission, less the amount of fees paid for the transmission. If the commissioner revokes MoneyGram’s license under section 151.703 of the Texas Finance Code, all money held in trust by MoneyGram and the Authorized Delegates is assigned to the commissioner for the benefit of the persons to whom the related money transmission obligations are owed. Money of MoneyGram or the Authorized Delegate impressed with a trust under section 151.404 of the Texas Finance Code may not be considered an asset or property of MoneyGram or Authorized Delegate in the event of bankruptcy, receivership, or a claim against MoneyGram or Authorized Delegate unrelated to MoneyGram’s or Authorized Delegate's obligations under Chapter 151 of the Texas Finance Code.

6.
The Authorized Delegate shall prepare and maintain records as required by Chapter 151 of the Texas Finance Code or any rules adopted or orders issued thereunder or as reasonably requested by the commissioner.

7.	MoneyGram and the Authorized Delegate acknowledge that the Authorized Delegate consents to examination or investigation by the commissioner.

8.
MoneyGram is subject to regulation by the commissioner and that, as part of that regulation, the commissioner may suspend or revoke an authorized delegate designation or require MoneyGram to terminate an authorized delegate designation.

9.	The Authorized Delegate acknowledges receipt of the written policies and procedures adopted by MoneyGram to ensure that the Authorized Delegate complies with applicable state and federal law.

10.
The Authorized Delegate acknowledge that it has been provided regulatory website addresses through which the Authorized Delegate can access Chapters 151 and 271 of the Texas Finance Code and rules adopted under those chapters (www.dob.texas.gov) and the Bank Secrecy Act (https://www.fincen.gov/resources/statutes-regulations/fincens-mandate-congress)and the USA PATRIOT ACT and (https://www.fincen.gov/resources/statutes-regulations/usa-patriot-act)

WASHINGTON RIDER

1.
The Authorized Delegate shall operate in full compliance with the State of “Washington Uniform Money Services Act,” Rev. Code Wash. §§ 19.230.005 to 19.230.905 and any rules adopted, or orders issued thereunder, as amended from time to time.

2.
The Authorized Delegate acknowledges and agrees that it may not provide money services outside the scope of activity permissible under the Agreement between MoneyGram and the Authorized Delegate, except activity in which the Authorized Delegate is authorized to engage under Rev. Code Wash. §§ 19.230.030 or 19.230.080.

In addition to the individual regulatory requirements and additional terms set forth for the states above, if any of Trustee’s locations are in the following states or territories, Trustee further agrees to operate in full compliance with the laws of such state, including but not limited to those laws referenced in the chart below for such state, and any rules and orders adopted thereunder, as amended from time to time:

Arkansas	Arkansas Uniform Money Services Act, Ark. Code §§ 23-55-101 to 23-55-1005, including Ark. Money Service Rule, §§ 102-1006.
Connecticut	Connecticut General Statutes Title 36a, Sections 595 to 610, inclusive, as amended by Public Act No. 13-253 (“Act’), and sections 18 and 19 of this Act.
Georgia
Article 4 of title 7 of the Official Code of Georgia Annotated, the rules and regulations promulgated under Article 4, and any applicable order issued by the Georgia Commissioner of Banking and Finance.

Kansas	Kansas Money Transmitters Act, Kan. Stat. §§ 9-508 through 9-513, and amendments thereto, and Kan. Stat. 2012 Supp. §§ 9-513a through 9-513d.
Kentucky	Kentucky Money Transmitters Act and rules promulgated under the Act and any order issued by the Executive Director of the Kentucky Office of Financial Institutions.
Minnesota
MoneyGram is subject to supervision and regulation by the Commissioner and that as a part of that supervision and regulation, the Commissioner may require MoneyGram to cancel the Agreement as a result of a violation of section 53B.21 of the Minnesota Money Transmitters Act, Minn. Stat. §§ 53B.01 - 53B.26.

Nebraska	MoneyGram is subject to supervision and regulation by the Nebraska Director of Banking and Finance.
New Mexico
New Mexico Uniform Money Services Act and rules promulgated under the Act and any order issued by the Director of the Financial Institutions Division of the Regulation and Licensing Department for the State of New Mexico.

Ohio	Ohio Revised Code Sections 1315.01 to 1315.18, and any regulations adopted or issues ordered thereunder, as amended from time to time.
Oklahoma
Oklahoma Financial Transaction Reporting Act, Oklahoma Statutes Title 6, Sections 1511 et seq., Oklahoma Sale of Checks Act, Title 6, Sections 2101 et seq., and any regulations adopted or orders issued thereunder, as amended from time to time.

South Carolina	South Carolina Ant-Money Laundering Act and rules promulgated under the Act and any order issued by the South Carolina Attorney General.
US Virgin Islands	U.S. Virgin Islands Uniform Money Services Act, V.1. Code Title 9, § 501 to 592 (the "Act"), and any regulations adopted or orders issued thereunder, as amended from time to time.
Utah	MoneyGram is subject to supervision and regulation by the Commissioner of Financial Institutions.
Vermont	Chapter 79, Title 8 of the Vermont Statutes (Money Services)
Virginia	Virginia Code Title 6.2-1900 et seq. and any regulations adopted or orders issued thereunder, as amended from time to time, and all other applicable state and federal laws and regulations.
West Virginia
The laws of the State of West Virginia and of the United States. The Authorized Delegate acknowledges and agrees that it holds in trust for MoneyGram from the moment of receipt of the proceeds of any business transacted under West Virginia Code §§ 32A-2-1 to 32-A-28 in an amount equal to the amount of proceeds due MoneyGram less the amount due the Authorized Delegate.

Page 10 - Confidential.